UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

AMÉRICA MÓVIL, S.A.B. DE C.V.

(Exact name of Registrant as specified in its charter)

AMERICA MOBILE

(Translation of Registrant’s name into English)

United Mexican States	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

América Móvil, S.A.B. de C.V.

Lago Zurich 245

Plaza Carso / Edificio Telcel

Colonia Ampliación Granada

Delegación Miguel Hidalgo

11529 Mexico City

Mexico

(+5255) 2581-4449

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-212603

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
American Depositary Shares (“ADSs”), each representing the right to receive twenty Series A shares Series A shares, without par value	New York Stock Exchange New York Stock Exchange*

*    Not for trading, but only in connection with the listing of the ADSs on the New York Stock Exchange. Each ADS represents the right to receive twenty Series A Shares and have been registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the ADSs are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information included in (i) the Annual Report on Form 20-F for América Móvil, S.A.B. de C.V., (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) on April 26, 2016 (File No. 001-16269), under the heading “Part IV: Share Ownership and Trading—Bylaws,” and (ii) the Registration Statement on Form F-6 for the Company, filed with the Commission on September 8, 2016 (File No. 333-212603).

Item 2.	Exhibits.

Exhibit No.	Description
1.1	Amended and Restated Bylaws (estatutos sociales) of América Móvil, S.A.B. de C.V., dated as of January 13, 2016 (together with an English translation) (incorporated by reference to Form 20-F (File No. 001-16269) filed with the Commission on April 26, 2016).

1.2	Form of Amended and Restated Deposit Agreement, by and among the Company, Citibank, N.A., as depositary, and all Holders and Beneficial Owners of American Depositary Shares issued thereunder (incorporated by reference to Exhibit 1 to the Registration Statement on Form F-6 (File No. 333-212603) filed with the Commission on September 8, 2016).

1.3	Form of Amended and Restated Deposit Agreement, by and among the Company, Citibank, N.A., as depositary, and all Holders and Beneficial Owners of American Depositary Shares issued thereunder (incorporated by reference to Exhibit 1 to the Registration Statement on Form F-6 (File No. 333-212605) filed with the Commission on September 8, 2016).

4.1	Indenture, dated as of March 9, 2004, between the Company, as Issuer, Radiomóvil Dipsa, S.A. de C.V., as Guarantor, and JPMorgan Chase Bank, N.A, as Trustee (incorporated by reference to Exhibit 4.1 of Form F-4 (File No. 333-117673) filed with the Commission on July 26, 2004).

4.2	Sixth Supplemental Indenture, dated as of February 25, 2005, between the Company, as Issuer, Radiomóvil Dipsa, S.A. de C.V., as Guarantor, and JPMorgan Chase Bank, N.A, as Trustee (incorporated by reference to Exhibit 2 of Form 6-K (File No. 001-16269) filed with the Commission on February 25, 2005).

4.3	Eleventh Supplemental Indenture, dated as of October 30, 2007, between the Company, as Issuer, Radiomóvil Dipsa, S.A. de C.V., as Guarantor, and The Bank of New York, as Trustee (incorporated by reference to Exhibit 99.1 of Form 6-K (File No. 001-16269) filed with the Commission on October 30, 2007).

4.4	Twelfth Supplemental Indenture, dated as of October 30, 2007, between the Company, as Issuer, Radiomóvil Dipsa, S.A. de C.V., as Guarantor, and The Bank of New York, as Trustee (incorporated by reference to Exhibit 99.2 of Form 6-K (File No. 001-16269) filed with the Commission on October 30, 2007).

4.5	Indenture, dated as of September 30, 2009, between the Company, as Issuer, Radiomóvil Dipsa, S.A. de C.V., as Guarantor, and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 of Form F-3 (File No. 333-162217) filed with the Commission on September 30, 2009).

Exhibit No.	Description

4.6	First Supplemental Indenture, dated as of October 16, 2009, between the Company, as Issuer, Radiomóvil Dipsa, S.A. de C.V., as Guarantor and The Bank of New York Mellon, as Trustee, and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg Paying Agent (incorporated by reference to Exhibit 4.2 of Form F-4 (File No. 333-168131) filed with the Commission on July 15, 2010).

4.7	Third Supplemental Indenture, dated as of March 30, 2010, between the Company, as Issuer, Radiomóvil Dipsa, S.A. de C.V., as Guarantor, The Bank of New York Mellon, as Trustee, Security Registrar, Principal Paying Agent and Transfer Agent, and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent and Luxembourg Transfer Agent (incorporated by reference to Exhibit 4.3 of Form F-4 (File No. 333-168132) filed with the Commission on July 15, 2010).

4.8	Fourth Supplemental Indenture, dated as of March 30, 2010, between the Company, as Issuer, Radiomóvil Dipsa, S.A. de C.V., as Guarantor, The Bank of New York Mellon, as Trustee, Security Registrar, Principal Paying Agent and Transfer Agent, and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent and Luxembourg Transfer Agent (incorporated by reference to Exhibit 4.4 of Form F-4 (File No. 333-168132) filed with the Commission on July 15, 2010).

4.9	Indenture, dated as of June 28, 2012, between the Company, as Issuer, and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 of Form F-3 (File No. 333-182394) filed with the Commission on June 28, 2012).

4.10	Second Supplemental Indenture, dated as of July 16, 2012, between the Company, as Issuer, and The Bank of New York Mellon, as Trustee, Security Registrar, Paying Agent and Transfer Agent (incorporated by reference to Exhibit 4.1 of Form 6-K (File 001-16269) filed with the Commission on July 16, 2012).

4.11	Third Supplemental Indenture, dated as of July 16, 2012, between the Company, as Issuer, and The Bank of New York Mellon, as Trustee, Security Registrar, Paying Agent and Transfer Agent (incorporated by reference to Exhibit 4.2 of Form 6-K (File 001-16269) filed with the Commission on July 16, 2012).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

América Móvil, S.A.B. de C.V.

Date: December 1, 2016	By:	/s/ Alejandro Cantú Jiménez
	Name:	Alejandro Cantú Jiménez
	Title:	Attorney-in-Fact